UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

KOS PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 CEDAR BROOK DRIVE

CRANBURY, NJ 08512-3618
(Address of principal executive offices)

609-495-0920
(Registrant’s telephone number, including area code)

1001 BRICKELL BAY DRIVE
25th FLOOR
MIAMI, FL 33131
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

     On February 2, 2005, the Board of Directors (the “Board”) of Kos Pharmaceuticals, Inc. (the “Company”) approved an amended and restated employment agreement (the “Employment Agreement”) for the Company’s President and Chief Executive Officer, Adrian Adams. The Employment Agreement provides Mr. Adams with a base salary of $625,000 per year, which is subject to an annual cost-of-living increase and may be subject to additional increases at the discretion of the Board and the Company’s compensation committee. Other compensation and benefits under the Employment Agreement include an annual bonus, and annual stock option grants of not less than 100,000 shares per fiscal year or pro rata portion of such amount for any partial fiscal year. Subject to other terms, conditions, and provisions of the Employment Agreement regarding early termination, Mr. Adams’ employment shall terminate at the close of business on January 31, 2011. In the event Mr. Adams elects to terminate his employment following a “change in control,” he is entitled to a change in control severance payment (the “Severance Payment”). The Severance Payment includes a lump-sum cash payment in an amount equal to 2 times the sum of Mr. Adams’ base compensation then in effect and the bonus compensation paid or payable to him for the most recently completed fiscal year. In addition, the Severance Payment provides for the continued vesting of previously granted stock options, the continued right to exercise such stock options, and the full vesting of the restricted stock shares granted to Mr. Adams under his prior employment agreement with the Company.

     On February 2, 2005, the Board approved changes to the Company’s director compensation. The Board established an annual retainer fee of $20,000 for all non-employee directors. In addition, each committee chairperson will receive a retainer fee of $5,000. Each non-employee director will receive $2,500 for each board meeting attended and $2,000 for each committee meeting attended. Telephone attendance fees are $500. The change to cash compensation amounts does not effect the director’s current stock option awards, which are as follows: Upon first election each director is granted 15,000 stock options, followed by a grant of 30,000 stock options on each anniversary of their election and a grant of 10,000 stock options at each annual meeting where a director is re-elected to the Board.

Item 5.02. Election of Director

     On February 2, 2005, the Board elected William D. Pruitt to the board of directors. This election was conducted in accordance with the Company’s by-laws which allow the Board to expand its membership in such a manner. Mr. Pruitt will join the Company’s Audit Committee and serve as its Chairman.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	Executive Vice President and General Counsel

Dated: February 7, 2005

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